Exhibit 10.29

AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT

AMENDMENT No. 1 dated April 14, 2008 to the Subscription Agreement dated April 9, 2008 (the “Subscription Agreement”) among Jesup & Lamont, Inc. (the “Company”) and each of the subscribers named therein. For purposes hereof all terms defined in the Subscription Agreement shall have the meaning set forth therein.

WHEREAS the Company and the Subscribers have previously executed the Subscription Agreement and now wish to amend that agreement; and

WHEREAS, pursuant to the requirements of NASD Rule 1017 no single subscriber may acquire or own more than 25% of the outstanding equity securities of the Company and each individual subscriber has executed, or will execute, Subscription Agreements representing its investment in the Company;

NOW THEREFORE the Subscription Agreement is amended as follows:

1.             Section 3 “Subscribers’ Representations and Warranties;” is amended to add a new paragraph (f):

“(f) Equity Ownership of the Company. Each Subscriber represents that it does not currently and in conjunction with its subscription set forth in the Subscription Agreement will not own more than 25% of the equity capital of the Company. In the event that any subscriber intends to acquire more than 25% of the Company’s equity capital, the Subscriber will provide at least 45 days advance notice of its intent to enter into any transaction to acquire more than 25% of that equity capital.”

2.             Except as modified by the new paragraph set forth above, the Subscription Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JESUP & LAMONT, INC.

By: ___________________________

By: ___________________________

By: ___________________________